Exhibit 10.8
                               Third Amendment to
                         Executive Employment Agreement
                              Frederick G. Beisser

This THIRD AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (Third Amendment") is entered into as of December 1, 2008 by and between PlanGraphics Inc., a Colorado Corporation, formerly known as Integrated Spatial Information Solution, Inc. (`Employer") and Frederick G. Beisser ("Executive").

WHEREAS, Executive and Employer are parties to an Executive Employment Agreement dated January 1, 2002 ("the Agreement"); and

WHEREAS, the term of the Agreement was previously extended from time to time through December 31, 2008,

WHEREAS, the parties mutually desire to further extend the term and modify the provisions of the Agreement.

NOW THEREFORE, and in consideration of the mutual covenants and agreements hereunder contained, the parties hereby agree as follows:

     1) Paragraph 2 of this Agreement is hereby amended to change the Expiration Date to September 30, 2009.

     2) As previously agreed, beginning October 1, 2007, provisions for salary deferrals included in the First Amendment are eliminated in their entirety.

     3) Provisions for Incentive Bonus as amended in the First and Second Amendments are hereby deleted and replaced with the following conditioned on a positive EBITDA of PlanGraphics Colorado for the Fiscal Year ending September 30, 2009, as follows;

          a) An amount equal to 2% of gross salary if EBITDA is greater than $50K for any quarter and EBITDA exceeds $50K for the fiscal year.
          b) An amount equal to 5% of gross salary if EBITDA is greater than $75K for any quarter and EBITDA exceeds $75K for the fiscal year.
          c) An amount equal to 8% of gross salary if EBITDA is greater than $100K for any quarter and EBITDA exceeds $125K for the fiscal year
          d) 3% of EBITDA greater than $100,000 per quarter if EBITDA exceeds $400K for the fiscal year.

The amounts in the above paragraphs 4a) through 4c) are not cumulative. The amounts paid shall be considered "Additional Compensation" and are subject to applicable withholdings for taxes. Incentive Bonus shall be paid within 15 days of the completion, by internal accounting staff, of the 4th quarter financials for the Company and no later than December 31, 2009 or a change of control.

     4) On a change of control, and conditioned on the company having a positive EBITDA at the end of the month prior to the change of control, the Incentive Bonus shall be due and payable. 5)

     5) All other terms and condition of the Agreement as amended shall remain unchanged

     EXECUTIVE                                          PLANGRAPHICS, INC.
                                                        (Colorado Corporation)

     /S/ Fred Beisser                                   /S/ John C. Antenucci

     Frederick G. Beisser                               John C. Antenucci

     Dated: December 1, 2008                            President and CEO

                                                        Dated: December 1, 2008